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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of State Street Corporation of our report dated January 13, 1998, included in the 1997 Annual Report to Shareholders of State Street Corporation.

We consent to the incorporation by reference in Registration Statements (Forms S-8 Nos. 333-16979, 333-36409, 33-57359, 33-38672, 33-38671, 33-2882, 2-93157,
2-88641 and 2-68698) and in Post Effective Amendment No. 2 to Registration Statement (Form S-8 No. 2-68696) pertaining to various stock option and benefit share plans, in Registration Statements (Form S-3 Nos. 333-2143, 33-49885) pertaining to the registration of debt securities and preferred stock of State Street Corporation, and in Registration Statement (Form S-3 No. 333-16987) pertaining to the registration of Common Stock of State Street Corporation, of our report dated January 13, 1998 with respect to the consolidated financial statements of State Street Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                              Ernst & Young, LLP



Boston, Massachusetts
March 25, 1998